                                                                   CONFIDENTIAL

                      ADVANCE PRODUCTION PAYMENT AGREEMENT


                               DATED JULY 5, 1994


                                      AMONG


                        LATTICE SEMICONDUCTOR CORPORATION


                                       AND


                             SEIKO EPSON CORPORATION


                                       AND


                               S MOS SYSTEMS INC.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.  Background . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

     1.1     Epson . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2     S MOS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.3     Lattice . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.4     Scope of Agreement. . . . . . . . . . . . . . . . . . . . . . .   1
     1.5     Position of S MOS . . . . . . . . . . . . . . . . . . . . . . .   2

2.  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

     2.1     APP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.2     Engineering Wafer . . . . . . . . . . . . . . . . . . . . . . .   2
     2.3     EP. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     2.4     EP Agreement. . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.5     Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.6     Existing Agreements . . . . . . . . . . . . . . . . . . . . . .   3
     2.7     Facility. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.8     Facility Wafers . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.9     Free Wafers . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.10    Fujimi Plant. . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.11    Other Epson Agreements. . . . . . . . . . . . . . . . . . . . .   3
     2.12    Other S MOS Agreements. . . . . . . . . . . . . . . . . . . . .   3
     2.13    Other Lattice Agreements. . . . . . . . . . . . . . . . . . . .   3
     2.14    PLDs. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.15    Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.16    Products. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.17    Purchase Agreement. . . . . . . . . . . . . . . . . . . . . . .   4
     2.18    Purchase Committment. . . . . . . . . . . . . . . . . . . . . .   4
     2.19    Sakata Plant. . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.20    Site. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     2.21    Supply Committment. . . . . . . . . . . . . . . . . . . . . . .   4
     2.22    0.8-0.5 Micron Process. . . . . . . . . . . . . . . . . . . . .   4
     2.23    UltraMOS 5 Processes, UM5A and UM5C, and UltraMOS 6
              Processes, UM6C, UM6F and UM6CZ . . . . . . . . . . . . . . . .  4

3.  Construction and Representation. . . . . . . . . . . . . . . . . . . . .   5

     3.1     Construction of Facility. . . . . . . . . . . . . . . . . . . .   5
     3.2     Representations of Epson. . . . . . . . . . . . . . . . . . . .   5

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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE
                                                                            ----

             3.2.1  Corporate Status . . . . . . . . . . . . . . . . . . . .   5
             3.2.2  Corporate Authority. . . . . . . . . . . . . . . . . . .   5
             3.2.3  Ownership of the Site. . . . . . . . . . . . . . . . . .   5
             3.2.4  No Material Litigation . . . . . . . . . . . . . . . . .   6

     3.3     Representations of S MOS. . . . . . . . . . . . . . . . . . . .   6

             3.3.1  Corporate Status . . . . . . . . . . . . . . . . . . . .   6
             3.3.2  Authority. . . . . . . . . . . . . . . . . . . . . . . .   6
             3.3.3  No Material Litigation . . . . . . . . . . . . . . . . .   6

     3.4     Representations of Lattice. . . . . . . . . . . . . . . . . . .   6

             3.4.1  Corporate Status . . . . . . . . . . . . . . . . . . . .   7
             3.4.2  Corporate Authority. . . . . . . . . . . . . . . . . . .   7
             3.4.3  No Material Litigation . . . . . . . . . . . . . . . . .   7

4.  APP and EP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

     4.1     APP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     4.2     EP. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     4.3     APP Installments. . . . . . . . . . . . . . . . . . . . . . . .   7
     4.4     Payment Method. . . . . . . . . . . . . . . . . . . . . . . . .   8

5.  Credit of APP. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

     5.1     Credit of APP . . . . . . . . . . . . . . . . . . . . . . . . .   8
     5.2     Calculation of Aggregate Credit Value . . . . . . . . . . . . .   8
     5.3     Invoices. . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

6.  Supply Commitment. . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

     6.1     Contents of Supply Commitment . . . . . . . . . . . . . . . . .   9
     6.2     Purchase Agreements . . . . . . . . . . . . . . . . . . . . . .   9
     6.3     Excess Capacity . . . . . . . . . . . . . . . . . . . . . . . .   9
     6.4     Failure to Meet Supply Commitment . . . . . . . . . . . . . . .  10

             6.4.1  Failure Due to Epson . . . . . . . . . . . . . . . . . .  10
             6.4.2  Failure Due to Lattice . . . . . . . . . . . . . . . . .  11

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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----


             6.4.3  Failure Due to Both Parties. . . . . . . . . . . . . . .  11
             6.4.4  Failure due to Catastrophe . . . . . . . . . . . . . . .  11

7.  Purchase Commitment. . . . . . . . . . . . . . . . . . . . . . . . . . .  11

     7.1     Content of Purchase Commitment. . . . . . . . . . . . . . . . .  11
     7.2     Sale of Unused Capacity . . . . . . . . . . . . . . . . . . . .  11
     7.3     Failure to Sell Unused Capacity . . . . . . . . . . . . . . . .  12

8.  Free Wafers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

9.  EP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

10.  Fabrication, Purchase and Sale. . . . . . . . . . . . . . . . . . . . .  13

     10.1    General Terms and Conditions. . . . . . . . . . . . . . . . . .  13
     10.2    Start of Production . . . . . . . . . . . . . . . . . . . . . .  13

11.  Pricing and Payment . . . . . . . . . . . . . . . . . . . . . . . . . .  13

     11.1    Determination of Price. . . . . . . . . . . . . . . . . . . . .  13
     11.2    Shipping, Insurance, Taxes, Duties and Others . . . . . . . . .  13
     11.3    Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

12.  Technical Cooperation and Support . . . . . . . . . . . . . . . . . . .  13

13.  Intellectual Property Rights. . . . . . . . . . . . . . . . . . . . . .  14

14.  Confidential Information. . . . . . . . . . . . . . . . . . . . . . . .  14

     14.1    Definition. . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     14.2    Marking . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     14.3    Restrictions on Use . . . . . . . . . . . . . . . . . . . . . .  14
     14.4    Exceptions to Confidentiality Obligation. . . . . . . . . . . .  15
     14.5    Return of Confidential Information. . . . . . . . . . . . . . .  15

15.  Term and Termination. . . . . . . . . . . . . . . . . . . . . . . . . .  16

     15.1    Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE
                                                                            ----

     15.2    Termination . . . . . . . . . . . . . . . . . . . . . . . . . .  16
     15.3    Termination due to Acquisition or Sale of Assets. . . . . . . .  16
     15.4    Termination for Cause . . . . . . . . . . . . . . . . . . . . .  17
     15.5    Termination by Epson. . . . . . . . . . . . . . . . . . . . . .  17
     15.6    Termination by Lattice. . . . . . . . . . . . . . . . . . . . .  18
     15.7    Retention of Rights after Termination . . . . . . . . . . . . .  18
     15.8    Reconciliation. . . . . . . . . . . . . . . . . . . . . . . . .  19
     15.9    Survival of Obligation. . . . . . . . . . . . . . . . . . . . .  19

16.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

     16.1    Order of Precedence . . . . . . . . . . . . . . . . . . . . . .  19
     16.2    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .  19
     16.3    Dispute Resolution. . . . . . . . . . . . . . . . . . . . . . .  19

             16.3.1 Meeting of Executives. . . . . . . . . . . . . . . . . .  19
             16.3.2 Location of Meeting. . . . . . . . . . . . . . . . . . .  19
             16.3.3 Demand for Arbitration . . . . . . . . . . . . . . . . .  20
             16.3.4 Arbitrators. . . . . . . . . . . . . . . . . . . . . . .  20
             16.3.5 Binding Effect . . . . . . . . . . . . . . . . . . . . .  20
             16.3.6 Expenses . . . . . . . . . . . . . . . . . . . . . . . .  20

     16.4    Consequential Damages . . . . . . . . . . . . . . . . . . . . .  20
     16.5    Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     16.6    Public Announcements. . . . . . . . . . . . . . . . . . . . . .  21
     16.7    Notice and Communication. . . . . . . . . . . . . . . . . . . .  21
     16.8    Relationship of the Parties . . . . . . . . . . . . . . . . . .  22
     16.9    Waiver and Amendment. . . . . . . . . . . . . . . . . . . . . .  22
     16.10   Severability. . . . . . . . . . . . . . . . . . . . . . . . . .  22
     16.11   Rights and Remedies Cumulative. . . . . . . . . . . . . . . . .  22
     16.12   Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     16.13   Governing Language. . . . . . . . . . . . . . . . . . . . . . .  22
     16.14   Force Majeure . . . . . . . . . . . . . . . . . . . . . . . . .  23
     16.15   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . .  23
     16.16   Integration . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     16.17   Government Approvals; Export Control Laws . . . . . . . . . . .  23

EXHIBIT

   A Existing Agreements
   B Products
   C Supply/Purchase Commitment
   D Projected Completion Schedule
   E APP Credit Method
   F Supply Schedule
   G Price

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

                      ADVANCE PRODUCTION PAYMENT AGREEMENT



     This Advance Production Payment Agreement ("APP Agreement"], is entered into this 5th day of July, 1994, by and among Seiko Epson Corporation, a Japanese corporation, having a place of business at 3-5, Owa 3-chome, Suwa-shi, Nagano-ken 392, Japan ("Epson"), S MOS Systems Inc., a California corporation, having a place of business at 2460 North First Street, San Jose, California 95131-1002, U.S.A. ("S MOS") and Lattice Semiconductor Corporation, a Delaware corporation, having a place of business at 5555 Northeast Moore Ct., Hillsboro, Oregon 97124-6421, U.S.A. ("Lattice").


                                 1.  BACKGROUND

     1.1 EPSON. Epson is in the business of designing, manufacturing, testing and selling semiconductor devices, among other products. Epson manufactures such semiconductor devices at its plant located at 281 Fujimi, Fujimi-machi, Suwa-gun, Nagano-ken 399-02, Japan ("Fujimi Plant") and its plant located at 166-3 Jurizuka, Sakata-shi, Yamagata-ken 998-01, Japan ("Sakata Plant").

     1.2 S MOS. S MOS is an affiliate of Epson and is Epson's authorized distributor in the United States for semiconductor devices. S MOS is in the business of designing, testing and selling semiconductor devices. S MOS conducts its business at its office located at 2460 North First Street, San Jose, California 95131-1002, U.S.A.

     1.3 LATTICE. Lattice is in the business of designing, developing, manufacturing, marketing and selling both high-and low-density E(2)-CMOS(R) programmable logic devices ("PLDs").

     1.4 SCOPE OF AGREEMENT. Epson and S MOS have an ongoing business relationship with Lattice whereby Epson fabricates semiconductor wafers for Lattice. The parties desire to expand this relationship. Specifically, Lattice desires to develop and sell high performance, advanced architecture PLDs and Epson desires to construct newly or additionally a 0.8-0.5 micron, 2-3 metal layer, 6 inch wafer CMOS process line installed in the Site (as hereafter defined) in order to fabricate such semiconductor wafers ("Products") and distribute them to Lattice through S MOS. Accordingly, the parties agree that Lattice will pay to Epson an advance production payment ("APP") only to be used as a credit to purchase the Products from Epson through S MOS over a specified period of time in accordance with APP Agreement. The Products shall be sold to S MOS from Epson under the terms and conditions of the Distributorship Agreement between the said parties dated April 1, 1988 as amended on September 10, 1991, and such Products shall be sold to Lattice from S MOS under the terms and conditions of the Purchase

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

Agreement (as hereafter defined). (In the event that S MOS has fallen into the situation that it could not play the role required under APP Agreement for any reason specifically prescribed in APP Agreement or any other reason, Epson and Lattice will mutually consult about the substitute form of the transaction contemplated herein.) Further, Lattice will pay a portion of certain engineering payment ("EP") incurred by Epson in connection with the fabrication of the Products in accordance with a separate agreement to be executed between the parties ("EP Agreement"). Prior to the execution of APP Agreement, Epson and Lattice have already executed a Letter of intent dated March 29, 1994 to agree on the essential terms of APP Agreement. This Letter of Intent is, however, to terminate at the time of the execution of APP Agreement.

     1.5 POSITION OF S MOS. Notwithstanding any provision herein to the contrary, Lattice, Epson and S MOS acknowledge that although APP Agreement is executed by each of such three (3) parties, S MOS is a party hereto solely for the purpose to evidence its role, as the intermediary through which, under the terms of Purchase Agreement, the Products to be sold to Lattice by Epson will be sold, and to evidence S MOS's agreement to such an arrangement. S MOS shall under no circumstances have any rights under the APP and the EP Agreement (it being understood, however, that this Article 1.5 shall not in any way affect the rights of S MOS under the Purchase Agreement). In particular, and without limiting the generality of the foregoing, S MOS shall have no rights under
Article 15 of APP Agreement (i.e., any reference to party or parties to APP Agreement shall be deemed to be only to Epson and Lattice unless specifically prescribed therein), and Epson and Lattice may amend APP Agreement in any respect. Epson agrees to cause S MOS to comply with all of the terms of the APP Agreement and the Purchase Agreement. Any material breach of the Purchase Agreement shall constitute a material breach to the APP Agreement for the purposes of Article 15.4 of the APP Agreement.


                                 2.  DEFINITIONS

     2.1 "APP" will mean the advance production payment of Forty-Two Million US Dollars (US$42,000,000) to be made by Lattice to Epson in the manner described in Article 4.

     2.2 "ENGINEERING WAFER" will mean the engineering wafers to be provided by Epson through S MOS free of charge as a consideration of Lattice's payment of the EP.

     2.3 "EP" will mean the engineering payment of Two Million US Dollars (US$2,000,000) to be made by Lattice to Epson in the manner described in the EP Agreement.

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

     2.4 "EP AGREEMENT" will mean the agreement under the terms of which Lattice shall make payment of the EP to Epson.

     2.5 "EQUIPMENT" will mean the semiconductor fabrication equipment that Epson will install in the Facility for purpose of fabricating Facility Wafers.

     2.6 "EXISTING AGREEMENTS" will mean those contracts for the development, fabrication, testing and/or sale of semiconductor devices between Epson and Lattice or S MOS and Lattice in effect as of the date of APP Agreement. Existing Agreements are listed on Exhibit A attached hereto.

     2.7 "FACILITY" will mean the 0.8-0.5 micron, 2-3 metal layer, 6 inch wafer, CMOS process line already constructed or constructed newly or additionally at the Site using the Equipment.

     2.8 "FACILITY WAFERS" will mean the semiconductor wafers to be fabricated by Epson for Lattice at the Facility of the types described in Exhibit B.

     2.9  "FREE WAFERS" will have the meaning ascribed to them in Article 8.

     2.10 "FUJIMI PLANT" will have the meaning ascribed to it in Article 1.1.

     2.11 "OTHER EPSON AGREEMENTS" will mean the other agreements between Epson and Lattice contemplated hereby, including, without limitation, the EP Agreement and the agreement contemplated by Article 2.23.

     2.12 "OTHER S MOS AGREEMENTS" will mean the other agreements between S MOS and Lattice contemplated hereby, including, without limitation, the EP Agreement and' the Purchase Agreement.

     2.13 "OTHER LATTICE AGREEMENTS" will mean the other agreements between Epson and Lattice contemplated hereby, including, without limitation, the EP Agreement and the agreement contemplated by Article 2.23.

     2.14 "PLDS" will have the meaning ascribed to it in Article 1.3.

     2.15 "PRICE" will have the meaning ascribed to it in Article 11.1.

     2.16 "PRODUCTS" will mean those specific types of Facility Wafers as described in Exhibit B.

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

     2.17 "PURCHASE AGREEMENT" will mean the agreement by and between S MOS and Lattice pursuant to which S MOS agrees to sell and Lattice agrees to purchase the Products. It is the intention of the parties to execute the Purchase Agreement by July 29, 1994. In the event the parties do not enter into a mutually acceptable Purchase Agreement by such date, Lattice may terminate the APP Agreement and the EP Agreement by notice to Epson, in which event Epson shall return all payments previously made by Lattice thereunder within thirty
(30) days of the date of such termination.

     2.18 "PURCHASE COMMITMENT" will have the meaning ascribed to it in
Article 7.1 and Exhibit C.

     2.19 "SAKATA PLANT" will have the meaning ascribed to it in Article 1.1.

     2.20 "SITE" will mean that portion of the Sakata and the Fujimi Plant where the Facility Wafers and certain type of Engineering Wafers will be fabricated.

     2.21 "SUPPLY COMMITMENT" will have the meaning ascribed to it in
Article 6.1 and Exhibit C.

     2.22 "0.8-0.5 MICRON PROCESS" will mean the 0.8, 0.7, 0.6 and 0.5 micron, 2 and 3 metal layer, 6 inch wafer, E(2)CMOS processes as owned, licensed or developed by Epson which will be used at the Facility. The 0.8-0.5 Micron Process will include (a) all process flow, process steps, process conditions (and modifications thereto) used to manufacture semiconductor wafers at the Facility as well as (b) all methods, formulae, procedures, technology and know-how associated with such process steps and process conditions. The 0.8-0.5 Micron Process will not include any methods, formulae, procedures, technology and know-how licensed or received from Lattice under APP Agreement, the Existing Agreements or other agreements executed between the parties in the future unless otherwise agreed in writing. If the parties find it necessary or convenient to document process flow for any Product, such documentation will be signed by the parties and attached to the appropriate Purchase
Agreement as an exhibit. 0.8-0.5 Micron Process herein, however, shall exclude the UltraMOS 5 Processes, UM5A and UM5C, and UltraM0S6 Processes, UM6C, UM6F and UM6CZ which shall be defined in Article 2.23 below.

     2.23 "ULTRAMOS 5 PROCESSES, UM5A AND UM5C, AND ULTRAMOS 6 PROCESSES, UM6C, UM6F AND UM6CZ" will mean the 0.8, 0.7, 0.6 and 0.5 micron, 2 and 3 metal layer, 6 inch wafer E(2)CMOS processes in which Lattice's E(2) methods, formula, procedures, technology or know-how are merged with Epson's CMOS processes, and will be specified in Exhibit B. These processes are not to be used for the benefit of any Lattice's competitors of the PLDs. The detail of ownership and right to use these processes will be set forth in separate

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

agreement to be executed between Epson and Lattice, and such agreement shall supersede this Article 2.23.


                       3.  CONSTRUCTION AND REPRESENTATION

     3.1  CONSTRUCTION OF FACILITY

          Epson hereby agrees, subject to its receipt of (a) the first installment as provided in Article 4.3 and (b) Lattice's commitment to make all other installments on a timely basis as provided in Article 4.3, to construct the Facility newly or additionally at the Site and to install the Equipment therein. Construction herein shall be made in accordance with the milestones described in Exhibit D. Epson covenants that these new or additional facilities will be capable of manufacturing semiconductor wafers meeting the requirements of the Products.

     3.2  REPRESENTATIONS OF EPSON

          In order to induce Lattice and S MOS to enter into APP Agreement and to make the APP hereunder, Epson hereby represents and warrants that:

          3.2.1 CORPORATE STATUS. Epson (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own or lease its assets and to transact business in which it is currently engaged and (c) is in compliance with all requirements of law except to the extent that the failure to comply therewith will not materially affect the ability of Epson to perform its obligations under APP Agreement or the Other Epson Agreements.

          3.2.2 CORPORATE AUTHORITY. (a) Epson has the corporate power, authority and legal right to execute, deliver and perform APP Agreement and the Other Epson Agreements and has taken as of the date thereof all necessary corporate action to execute, deliver and perform APP Agreement and the Other Epson Agreements, (b) the person executing APP Agreement has, and each person who executes the Other Epson Agreements will at the time thereof have, actual authority to do so on behalf of Epson and (c) there are no laws, regulations or court orders and no outstanding assignments, grants, licenses, encumbrances, obligations or agreements, either written, oral or implied, that prohibit execution or performance of APP Agreement or the Other Epson Agreements.

          3.2.3 OWNERSHIP OF THE SITE. Epson has such right, title and interest in and to the Site and the structures located thereon as is required to permit the operation of the Site as currently conducted and contemplated to be conducted under APP Agreement.

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

          3.2.4 NO MATERIAL LITIGATION. No litigation, investigation or administrative proceeding is presently pending, or to the knowledge of Epson, threatened against Epson which, if adversely determined, would materially affect Epson's ability to carry out the terms and conditions of APP Agreement or the Other Epson Agreements. If such material litigation, investigation or administrative proceeding is commenced against Epson, Epson shall notify Lattice thereof within thirty (30) days of the commencement.

     3.3  REPRESENTATIONS OF S MOS

          In order to induce Lattice and Epson to enter into APP Agreement and to make the Supply Commitment, S MOS hereby represents and warrants that:

          3.3.1 CORPORATE STATUS. S MOS (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own or lease its assets and to transact business in which it is currently engaged and (c) is in compliance with all requirements of law except to the extent that the failure to comply therewith will not materially affect the ability of S MOS to perform its obligations under APP Agreement or the Other S MOS Agreements.

          3.3.2 AUTHORITY. (a) S MOS has the corporate power, authority and legal right to execute, deliver and perform APP Agreement and has taken as of the date hereof all necessary corporate action to execute, deliver and perform APP Agreement or the Other S MOS Agreements, (b) the person executing APP Agreement or the Other S MOS Agreements has, and each person who executes the Other S MOS Agreements will at the time thereof have, actual authority to do so on behalf of S MOS and (c) there are no laws, regulations or court orders and no outstanding assignments, grants, licenses, encumbrances, obligations-or agreements, either written, oral or implied, that prohibit execution or performance of APP Agreement or the Other S MOS Agreements.

          3.3.3 NO MATERIAL LITIGATION. No litigation, investigation or administrative proceeding is presently pending, or to the knowledge of S MOS, threatened against S MOS which, if adversely determined, would materially affect S MOS's ability to carry out the terms and conditions of APP Agreement or the Other S MOS Agreements. If such material litigation, investigation or administrative proceeding is commenced against S MOS, S MOS shall notify Lattice thereof within thirty (30) days of the commencement.

     3.4  REPRESENTATIONS OF LATTICE

          In order to induce Epson and S MOS to enter into APP Agreement and to make the Supply Commitment, Lattice hereby represents and warrants that:

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

          3.4.1 CORPORATE STATUS. Lattice (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power to own or lease its assets and to transact business in which it is currently engaged and (c) is in compliance with all requirements of law except to the extent that the failure to comply therewith will not materially affect the ability of Lattice to perform its obligations under APP Agreement or the Other Lattice Agreements.

          3.4.2 CORPORATE AUTHORITY. (a) Lattice has the corporate power, authority and legal right to execute, deliver and perform APP Agreement and has taken as of the date hereof all necessary corporate action to execute deliver and perform APP Agreement and the Other Lattice Agreements, (b) the person executing APP Agreement has, and each person who executes the Other S MOS Agreements will at the time thereof have, actual authority to do so on behalf of Lattice and (c) there are no laws, regulations or court orders and outstanding assignments, grants, licenses, encumbrances, obligations or agreements, either written, oral or implied, that prohibit execution and performance of APP Agreement or the Other Lattice Agreements.

          3.4.3 NO MATERIAL LITIGATION. No litigation, investigation or administrative proceeding is presently pending, or to the knowledge of Lattice, threatened against Lattice which, if adversely determined, would materially affect Lattice's ability to carry out the terms and conditions of APP Agreement or the Other Lattice Agreements. If such material litigation, investigation or administrative proceeding is commenced against Lattice, Lattice shall notify Epson and S MOS thereof within thirty (30) days of the commencement.


                                 4.  APP AND EP

     4.1 APP. Lattice shall pay to Epson an amount equal to Forty-Two Million US Dollars (US$42,000,000) ("APP") or its equivalent amount in Japanese Yen, in the manner specified in Article 4.3, which APP will be credited against certain future purchases of Facility Wafers by Lattice as provided in Article 5.

     4.2 EP. Lattice shall pay to Epson an amount equal to Two Million US Dollars (US$ 2,000,000) ("EP"), to be used in the manner provided in Article 9, and such payment shall be made in accordance with the EP Agreement.

     4.3 APP INSTALLMENTS. Lattice will pay the APP in U.S. Dollars or its equivalent amount of Japanese Yen to Epson according to the following payment schedule (according to Japan time):

          1st installment (US$ 10.5 million) on or before 7/12/94

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

          2nd installment (U$$ 10.5 million) on or before 9/27/94

          3rd installment (US$ 10.5 million) on or before 1/10/95

          4th installment (U$$ 10.5 million) on or before 3/28/95

     4.4 PAYMENT METHOD. All payments made by Lattice to Epson will be in immediately available funds and will be made by wire transfer in US Dollars or its equivalent amount of Japanese Yen to the following bank account of Epson at:

               Bank:     Fuji Bank

               Branch: Head Office (5-5, Otemachi l-chome, Chiyoda-ku, Tokyo 100, Japan)

               Account Name:  Seiko Epson Corporation


                                5.  CREDIT OF APP

     5.1 CREDIT OF APP. The purchase price of all Facility Wafers purchased by Lattice under the Purchase Agreements will be credited against the amount of the APP until the aggregate dollar value of all Facility Wafers (excluding the Free Wafers and the Engineering Wafers) purchased and received by Lattice, calculated pursuant to Article 5.2 and Exhibit E, equals or exceeds the APP. The APP shall be applied to the purchase orders issued by Lattice on or after July 12, 1994. The criteria and time required for wafer acceptance by Lattice will be described in the Purchase Agreement.

     5.2 CALCULATION OF AGGREGATE CREDIT VALUE. The amount of the APP will be offset and reduced on a dollar for dollar basis, at the end of each calendar month of APP Agreement by an amount equal to the Price for the Facility Wafers multiplied by the total number of Facility Wafers (excluding the Free Wafers and the Engineering Wafers) shipped to Lattice pursuant to the Purchase Agreement during the previous calendar month with adjustment of the increase pursuant to the methods provided in the Purchase Agreement, however under no circumstances shall the APP balance be increased, except as provided for in Article 15.8 of the APP Agreement.

     5.3 INVOICES. Epson will cause S MOS to provide Lattice with invoices under the Purchase Agreements which, for the purpose of APP application, specify the purchase price of the Facility Wafers. Also S MOS shall provide Lattice and Epson with the monthly report describing, among other things, the outstanding balance of the APP (after the application of all prior offsets, reductions and credits) as of the commencement of the month subject to the invoice, the number of Facility Wafers shipped to Lattice during that calendar month and the applied Price, and the outstanding

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

balance of the APP as of the end of such calendar month. Such report shall be signed by the respective responsible person at Epson, S MOS and Lattice, provided that Lattice shall not be required to sign any such report unless it is satisfied with the accuracy and completeness thereof. Lattice may, for its signature, review all invoices and reports for its inaccuracies and also may request to make correction thereto if any inaccuracy was found by such review and Epson and S MOS confirm it.


                              6.  SUPPLY COMMITMENT

     6.1 CONTENTS OF SUPPLY COMMITMENT. It is the intent of Lattice to purchase and Epson to supply Facility Wafers until a total of seventy-two thousand (72,000) wafers (exclusive of Free Wafers and Engineering Wafers) have been supplied to Lattice by Epson through S MOS and received and accepted by Lattice ("Supply Commitment"). The Supply Commitment and the supply schedule thereof are set forth in Exhibit F. The Supply Commitment herein shall remain in effect until Lattice has received and accepted a total of seventy-two thousand (72,000) wafers (exclusive of the Free Wafers and the Engineering Wafers) through S MOS from Epson under APP Agreement. Dealing of wafers rejected by Lattice for any reason shall be described in the Purchase Agreement. The Supply Commitment for a particular month may be modified as specifically set forth in APP Agreement, but under no circumstances shall the aggregate Supply Commitment of seventy-two thousand (72,000) Facility Wafers be reduced.

     6.2 PURCHASE AGREEMENTS. The Supply Commitment will apply to Products covered by all Purchase Agreements and Exhibit B. The parties anticipate that such Purchase Agreements will apply to PLDs distributed by Lattice which require fabrication using the 0.8-0.5 Micron Process. Epson will cause S MOS to execute the Purchase Agreement contemplated by this APP Agreement and all amendments and supplements thereto required to implement the intent of the APP Agreement.

     6.3 EXCESS CAPACITY. Epson will use its best efforts to provide Lattice, through S MOS, with excess capacity for the Facility exceeding the Supply Commitment if Lattice requests so in the manner specified below. In this case, however, APP shall not be applied to the Lattice's orders of the Facility Wafers in excess of the Supply Commitment of the month and Lattice shall make regular payment for such excess volume of the Facility Wafers supplied by Epson according to the Price. Also the Free Wafers prescribed in Article 8 shall not be provided for such excess volume of the Facility Wafers.

     First, in the event that Lattice desires to purchase Facility Wafers in excess of the Purchase Commitment, Lattice will specify

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

in writing the amount of capacity required, the Product(s) it desires to purchase and the date from which such capacity is required and notify Epson of it through S MOS.

     Second, Epson will then determine how much capacity is available and notify Lattice of its determination through S MOS. Epson will give Lattice priority over third parties for excess capacity of the Facility except to the extent that Epson is already obligated to provide such third parties with capacity.

     Third, the parties will then mutually agree upon a preliminary excess capacity allocation. Any excess capacity allocated under this Article 6.3 will not be applied to the Supply Commitment and to the Purchase Commitment.

     6.4  FAILURE TO MEET SUPPLY COMMITMENT

          6.4.1 FAILURE DUE TO EPSON. In the event that (a) Epson fails to fulfill the Supply Commitment by the end of any month during the term of APP Agreement or (b) Epson has reason to believe that it will be unable to fabricate the Supply Commitment by the end of such month; then Epson will take the following measures:

          First, Epson will promptly notify Lattice in writing and describe the nature of the difficulty.

          Second, Epson will use its best efforts to remedy the difficulty in an expeditious manner by the end of the second full month following the month in which Epson is unable to meet the Supply Commitment (in other words, the third month including the month in which the difficulty occurs).

          Third, Epson will use its best efforts to make available during the above-referenced three (3) month period sufficient capacity at the Sakata Plant and the Fujimi Plant to cover the deficiency between the Supply Commitment and the actual capacity. The parties acknowledge, however, that Epson cannot guarantee the use of existing capacity at the Sakata Plant or the Fujimi Plant.

          Notwithstanding any provision to the Agreement to the contrary, in the event that Epson fails to fulfill the Supply Commitment (including any failure by virtue of the action or inaction of S MOS or any of the events described in
Article 6.4.4), and is unable to cover the deficiency within the three (3) month period referenced above, such failure shall constitute a material breach of APP Agreement and Epson, S MOS and Lattice shall discuss the relief of such breach prior to Lattice's termination of APP Agreement based on the right permitted in
Article 15.4 (which termination may be made without the notice and cure period contemplated by Article 15.4).

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

          6.4.2 FAILURE DUE TO LATTICE. Notwithstanding anything contained in Article 6.4.1 to the contrary, in the event that Epson fails to fulfill the Supply Commitment in any month due to (a) design defects in Products caused by Lattice, (b) design changes requested by Lattice, (c) process flow changes requested by Lattice or (d) any other reason caused by Lattice, Epson will only be required to make reasonable efforts to fulfill the Supply Commitment in such month, however Epson will be required to fulfill the Supply Commitment not affected by those causes above in accordance with this Article 6. Provisions concerning Lattice's failure to fulfill its Purchase Commitment are set forth in
Article 7.3.

          6.4.3 FAILURE DUE TO BOTH PARTIES. Notwithstanding anything contained in Articles 6.4.1, 6.4.2 or 7.1 to the contrary, in the event that Epson fails to fulfill the Supply Commitment and Lattice fails to fulfill the Purchase Commitment due to difficulties caused jointly by Lattice and Epson, the parties will mutually agree in writing upon a fair and equitable solution.

          6.4.4 FAILURE DUE TO CATASTROPHE. In the event that any fire, flood, earthquake, explosion or any other catastrophe prevents Epson from fabricating Facility Wafers for Lattice, (a) Epson will immediately implement the measures required by Article 6.4.1, (b) Epson will permit Lattice to inspect the Facility, and (c) the parties will begin good faith negotiations to agree on a corrective action plan.


                             7.  PURCHASE COMMITMENT

     7.1 CONTENT OF PURCHASE COMMITMENT. Lattice intends to purchase each month the number of Facility Wafers ("Purchase Commitment") equal to the Supply Commitment. Lattice will not be required to fulfill the Purchase Commitment in the event that Epson cannot fulfill the Supply Commitment in the manner specified in Article 6.4.1. Instead, subject to the terms of the Purchase Agreement, Lattice will be required to purchase only those Facility Wafers that Epson is able to fabricate up to the Purchase Commitment for each month. Lattice will not be required to fulfill the Purchase Commitment because of difficulties caused by both Epson and Lattice. Instead, the parties will mutually agree in writing upon a fair and equitable solution.

     7.2 SALE OF UNUSED CAPACITY. In the event that Lattice is unable to fulfill the Purchase Commitment in any month period for reasons not due to Epson, Epson will use its best efforts to sell unused capacity to other purchasers, to sell unused capacity to other customers, or to allocate unused capacity for the fabrication of Epson products during such month. Further, the Supply Commitment for such month will be reduced to the same extent that Lattice is unable to fulfill the Purchase Commitment. When Lattice desires

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

to increase its monthly purchases after Epson has sold or otherwise allocated unused capacity, then Epson will use its best efforts to increase capacity for Lattice to the Supply Commitment in an expeditious manner. The parties will mutually agree upon the specific rate at which Epson will be required to ramp up capacity to the Supply Commitment.

     7.3 FAILURE TO SELL UNUSED CAPACITY. In the event that Epson is unable to sell unused capacity or to allocate unused capacity for the fabrication of Products in the month described in Article 7.2, Epson may, but will not be required to, reduce its Supply Commitment in the two (2) full months thereafter to the same extent that Lattice is unable to fulfill the Purchase Commitment in the month described in Article 7.2. (In other words, Epson's Supply Commitment may be reduced for a three (3) month period including the month described in
Article 7.2.) However, Epson will not impose any monetary penalty on Lattice for any failure to fulfill the Purchase Commitment. When Lattice desires to increase its monthly purchases after Epson has reduced the Supply Commitment, then Epson will use its best efforts to increase capacity for Lattice to the Supply Commitment in an expeditious manner not to exceed three (3) months (including the month in which Lattice requests an increase in capacity). The parties will mutually agree upon the specific rate at which Epson will be required to ramp up capacity to the Supply Commitment.


                                 8.  FREE WAFERS

     As a consideration for Lattice's payment of the APP, Epson shall provide Lattice with [*] free wafers (in lieu of interest) of the Product ("Free Wafers") through S MOS pursuant to the Purchase Agreement for every 1,000 wafers of the Products ordered by Lattice after the execution of APP Agreement (1,000 wafers ordered PLUS [*] free wafers) until Epson has supplied the total of seventy-two thousand (72,000) Facility Wafers (excluding the Free Wafers and the Engineering Wafers).


                                     9.  EP

     Lattice shall pay Epson Two Million US Dollars (US$2,000,000) as engineering payment ("EP") incurred by Epson in connection with the fabrication of the Products. In consideration of receipt of the EP, Epson agrees to fabricate for Lattice a certain volume of the Engineering Wafers for a certain period of time pursuant to the terms and conditions set forth in the EP Agreement.

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

                       10.  FABRICATION, PURCHASE AND SALE

     10.1 GENERAL TERMS AND CONDITIONS. The terms and conditions for the prototype wafer fabrication, wafer fabrication, order and acceptance, shipping, insurance and warranty for the Products will be set forth in the Purchase Agreements. On behalf of Epson, S MOS shall sign all Purchase Agreements required to implement the terms and conditions of APP Agreement and Epson agrees to be bound thereby. Epson agrees to cause S MOS to provide all Products covered by APP Agreement in the manner required by the Purchase Agreements.

     10.2 START OF PRODUCTION. Qualification testing for the Products will be conducted in the manner specified in the Purchase Agreements. Once any Product has been qualified, Epson will begin mass production of such Product in the manner specified by the Purchase Agreements.


                            11.  PRICING AND PAYMENT

     11.1 DETERMINATION OF PRICE. The general method for determining the price of the Products ("Price") shall be set forth in Exhibit G. Epson agrees that at any time the Prices shall be no greater than the prices charged by Epson to any third party. If Epson provides any third party with a lower price for particular type of the Facility Wafers than the Price, Epson shall promptly notify Lattice thereof and the prices to Lattice of such particular type shall be adjusted accordingly.

     11.2 SHIPPING, INSURANCE, TAXES, DUTIES AND OTHERS. Epson will deliver the Products to S MOS on a C.I.F., San Jose basis, and S MOS will deliver such Products to Lattice on a F.O.B., San Jose basis. Bearing of sales, use, excise, ad valorem, withholding or other taxes or duties that may be applicable to purchase of the Products by Lattice shall be prescribed in the Purchase Agreement.

     11.3 PAYMENT. Other than through offset of the APP, except the case prescribed in Article 6.3, Lattice will not be required to pay for any Facility Wafers delivered under APP Agreement or any Purchase Agreement until the APP has been fully offset and reduced. Once the APP is fully offset and reduced, Lattice will be required to pay in the manner specified in the Purchase Agreements.


                     12.  TECHNICAL COOPERATION AND SUPPORT

     The parties desire to engage in various types of joint development and technical cooperation activities required to fabricate Products and to effectuate the terms and conditions of APP Agreement. The parties, including S MOS, agree to negotiate in

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

good faith joint development and technical cooperation agreements, including UM7, in the future.


                        13.  INTELLECTUAL PROPERTY RIGHTS

     All intellectual property rights relating to the 0.8-0.5 Micron Process and the Products will be set forth in the Purchase Agreements. Lattice agrees that any indemnity or warranty that Lattice expressly provides to Epson or S MOS under the Purchase Agreements will be fully enforceable by Epson even though Epson has not executed the Purchase Agreements. Furthermore, Epson agrees that any indemnity or warranty that Epson or S MOS purports to provide to Lattice under the Purchase Agreements will be fully enforceable by Lattice even though Epson has not executed the Purchase Agreements. In the event that any claims for intellectual property rights infringements described in the Purchase Agreements prevent the parties from fulfilling the Supply Commitment and the Purchase Commitment, the parties will mutually agree on a fair and equitable solution without affecting in any way the right of either party to terminate the Agreement for cause pursuant to Article 15.4 as a consequence of failure of the other party to fulfill the APP Agreement and the Purchase Agreement as the case may be. The parties acknowledge that the covenants contained in this Article 13 are an essential part of the Agreement.


                          14.  CONFIDENTIAL INFORMATION

     14.1 DEFINITION. "Confidential Information" means technical information, specifications, data, drawings, designs or know-how disclosed between Epson and Lattice, or S MOS and Lattice in connection with APP Agreement. Confidential Information includes information or material that is expressly covered by confidentiality provisions of Existing Agreements or the Purchase Agreements.

     14.2 MARKING. If Confidential Information is provided in a tangible form, it will be marked as confidential or proprietary. If Confidential Information is provided orally, it will be treated as confidential and proprietary if it is treated as confidential or proprietary at the time of disclosure by the disclosing party and described in written English provided to the other party within thirty (30) days of the oral disclosure, which writing will be marked as confidential or proprietary. Material that is not marked as required by this
Article 14.2 will not be deemed Confidential Information.

     14.3 RESTRICTIONS ON USE. During the term of APP Agreement and for a period of five (5) years following termination hereof, the receiving party will:
(a) hold the Confidential Information in

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

confidence using the same degree of care that it normally exercises to protect its own proprietary information but no less than a reasonable degree of care,
(b) restrict disclosure and use of Confidential Information solely to those employees (including any contract employees or consultants) of such party on a need-to-know basis, and not disclose it to other employees or parties, and (c) restrict the number of copies of Confidential Information to the number required to carry out its obligations under APP Agreement.

     14.4 EXCEPTIONS TO CONFIDENTIALITY OBLIGATION. Neither party will use nor disclose the other party's Confidential Information except as permitted by APP Agreement. The receiving party, however, will have no obligations concerning the disclosing party's Confidential Information if the disclosing party's Confidential Information:

          (a) is made public before the disclosing party discloses it to the receiving party;

          (b) is made public after the disclosing party discloses it to the receiving party (unless its publication is a breach of APP Agreement or any other agreement between Epson and Lattice);

          (c) is rightfully in the possession of the receiving party before the disclosing party discloses it to the receiving party;

          (d) is independently developed by the receiving party without the use of the Confidential Information, if such independent development is supported by documentary evidence; or

          (e) is rightfully obtained by the receiving party from a third party who is lawfully in possession of the information and not in violation of any contractual, legal or fiduciary obligation to the disclosing party with respect to the information.

          Each party may disclose any Confidential Information to the extent that such party has been advised by counsel that such disclosure is necessary to comply with laws or regulations provided that such party shall give the other party reasonable advanced notice of such proposed disclosure, shall use its best efforts to secure confidential treatment of such Confidential Information, and shall advise the other party in writing of the manner of the disclosure.

     14.5 RETURN OF CONFIDENTIAL INFORMATION. Upon termination of APP Agreement, a party who has received Confidential Information from the other party pursuant to APP Agreement will return, within fourteen (14) days of the disclosing party's request for return, all Confidential Information that the disclosing party delivered to the receiving party.

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

                            15.  TERM AND TERMINATION

     15.1 TERM. The term of APP Agreement will be effective until (a) Epson's completion of the supply of, and receipt and acceptance by Lattice of, seventy-two thousand (72,000) Facility Wafers in total (excluding the Free Wafers and the Engineering Wafers), or (b) the completion of off-setting the APP, whichever occurs later. No notice or other action will be required for the automatic expiration described above.

     15.2 TERMINATION. Either party may terminate APP Agreement effective immediately and without liability (except for the terms provided in Article 15.5 and 15.6 ) upon written notice to the other party if any one of the following events occurs:

          (a) the other party files a voluntary petition in bankruptcy or otherwise seeks protection under any law for the protection of debtors;

          (b) a proceeding is instituted against the other party under any provision of any bankruptcy laws which is not dismissed within ninety (90) days;

          (c)  the other party is adjudged bankrupt;

          (d) a court assumes jurisdiction of all or a substantial portion of the assets of the other party under a reorganization law;

          (e) a trustee or receiver is appointed by a court for all or a substantial portion of the assets of the other party;

          (f) the other party becomes insolvent, ceases or suspends all or substantially all of its business;

          (g) the other party makes an assignment of the majority of its assets for the benefit of its creditors;

          (h) the other party fails to pay all or a substantial portion of its debts as they become due or admits in writing its inability to pay all or a substantial portion of its debts as they become due; or

          (i) force majeure, as prescribed in Article 16.14, becomes in effect and will not be restored within six (6) months after such force majeure's occurrence.

     15.3 TERMINATION DUE TO ACQUISITION OR SALE OF ASSETS. In the event that a direct competitor of one party acquires, through merger, consolidation, acquisition or otherwise, an interest in

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

excess of fifty percent (50%) of the voting securities or assets of the other party, or the other party transfers all or substantially all of its business to which it relates to other than its Subsidiaries, the non-acquiring or non-transferring party will be permitted, upon written notice to the other party, to require that the transactions contemplated by APP Agreement and the Purchase Agreements be phased out and terminated at a rate not to exceed, per three month period, twenty-five percent (25%) of the business existing at the time of the acquisition or transfer according to the following schedule:


                A *            B *
               ---            ---

          3 months            >75%
          6 months            >50%
          9 months            >25%
          12 months           0%

          A -  Time elapsed since acquisition or transfer of assets

          B - Level to which business may be phased out measured as a percentage of business existing at the time of the acquisition or transfer of assets

Alternatively, the business may be phased out and terminated under this Article
15.3 in a manner otherwise agreed upon in writing by the parties.

     15.4 TERMINATION FOR CAUSE. If either party fails to perform or violates any material obligation of APP Agreement, then, sixty (60) days after providing written notice to the breaching party specifying the default ("Default Notice"), the non-breaching party may terminate this agreement, without liability, unless:

          (a) the breach specified in the Default Notice has been cured within the sixty (60) day period; or

          (b) the default reasonably required more than sixty (60) days to correct, and the defaulting party has begun substantial corrective action to remedy the default within such sixty (60) day period and diligently pursues such action, in which event, the non-breaching party may not terminate or suspend APP Agreement unless one hundred twenty (120) days has expired from the date of the Default Notice without such corrective action being completed and the default remedied.

     15.5 TERMINATION BY EPSON. In the event that Epson terminates APP Agreement pursuant to this Article 15, then, unless otherwise agreed upon in writing, Epson may offset and reduce the APP to cover all direct material and labor costs for work in process

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

rendered unusable by the termination and will ship such work in process to Lattice, at Lattice's expense, if requested to do so. Upon such termination, Epson shall refund the remaining portion of the APP (reduced by the amount of any such offset and reduction to cover direct material and labor costs for work in process rendered unusable by the termination) and also then-unused balance of the commitment for the Engineering Wafers calculated in accordance with
Article 15.6 below no later than thirty (30) business days after the date of termination.

     15.6 TERMINATION BY LATTICE. In the event that Lattice terminates APP Agreement pursuant to this Article 15, then, unless otherwise agreed in writing, Lattice may either (a) request that Epson refund the remaining portion of the APP (from which Epson may offset and reduce to cover all direct material and labor costs for work in process rendered unusable by the termination) and then Epson will refund the remaining portion of the APP (as so offset and reduced) or
(b) request Epson to complete all work in process and ship them under normal terms and conditions, and then Epson will refund the remaining portion of the APP (excluding, without limitation, the costs and expenses arisen in connection with completing all work in process and shipping thereof), with in either such case such refund to be paid upon the earlier to occur of:

          (a) receipt of sufficient funding from a financial institution or other source for purposes of paying the refund, or

          (b)  thirty (30) days from the date of termination.

Also the then-unused balance of the commitment for the Engineering Wafers shall be computed as follows and returned to Lattice within thirty (30) business days from the effective date of such termination; provided that any Engineering Wafers not supplied during any period specified in Article 2.2 of the EP Agreement, if any, shall be counted as already shipped by Epson in the said period in such computation:

          [                            *                         ]

     15.7 RETENTION OF RIGHTS AFTER TERMINATION. Notwithstanding anything contained in this Article 15 to the contrary, in the event that either party is entitled to terminate APP Agreement pursuant to Articles 15.2 (f), (g) or (h) or either party is subject to a bankruptcy, reorganization or liquidation proceeding, the other party may elect to (a) retain its rights in APP Agreement existing immediately prior to termination pursuant to Article 15.2(f), (g) or
(h) or the institution of such proceeding or (b) treat any such proceeding or attempted rejection of APP Agreement by a bankruptcy trustee as an event of termination. Unless otherwise provided, in

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

the event of such termination, Epson shall refund the remaining portion of the APP in accordance with Article 15.5 and 15.6.

     15.8 RECONCILIATION. In the event of termination that results in a refund of the APP balance pursuant to Article 15 (or would result in such a refund if the APP balance were increased by the net return material account balances, if any, under the Purchase Agreement), Epson shall cause S MOS to bring current the APP, Free Wafers, Engineering Wafers and return material account balances as provided for in the Purchase Agreement in order to reconcile the accounts with Lattice, and to refund the mutually agreed net amount.

     15.9 SURVIVAL OF OBLIGATION. The following Articles will survive any expiration, termination or cancellation of APP Agreement and the parties will continue to be bound by the terms and conditions thereof: Articles 12, 13, 14, 15 and 16.


                               16.  MISCELLANEOUS

     16.1 ORDER OF PRECEDENCE. In the event of any conflicts between APP Agreement and any Purchase Agreement, any purchase orders, acceptances, correspondence, memoranda, listing sheets or other documents forming part of an order for the Products placed by Lattice and accepted by S MOS (or Epson), priority will be given first, to APP Agreement, second to the Purchase Agreement, third to S MOS's or Epson's acceptance, fourth to Lattice's order and then to any other documents. In no event, however, will Lattice's, S MOS's or Epson's standard terms and conditions be applicable to the transactions between Lattice and S MOS (or Epson).

     16.2 GOVERNING LAW.  This Agreement shall be governed by and construed in
accordance with the laws of California, U.S.A.    without reference to conflict
of law principals.

     16.3 DISPUTE RESOLUTION

          16.3.1 MEETING OF EXECUTIVES. In the event that any dispute or disagreement between the parties as to any provision of APP Agreement arises, prior to taking any other action, the matter will be referred to responsible executives of the parties for consideration and resolution. Any party may commence such proceedings by delivering a written request to the other party for a meeting of such responsible executives. The other party will be required to set a date for the meeting to be held within thirty (30) days after receipt of such request and the parties agree to exercise their best efforts to settle the matter amicably.

          16.3.2 LOCATION OF MEETING. In the event that Epson initiates the proceedings described in Article 16.3.1, the first

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

meeting will be held in Hillsboro, Oregon and all subsequent meetings will alternate between Tokyo, Japan, and Hillsboro, Oregon. In the event that Lattice initiates the proceedings described in Article 16.3.1, the first meeting will be held in Tokyo, Japan and all subsequent meetings will alternate between Hillsboro, Oregon and Tokyo, Japan.

          16.3.3 DEMAND FOR ARBITRATION. If any dispute or disagreement hereunder is not settled within sixty (60) days from the initial meeting pursuant to Articles 16.3.1 and 16.3.2, such dispute or disagreement may, at the demand of either party, be referred to and decided by arbitration. The arbitration will be held in the country of the responding party. If the arbitration is to be held in Japan it will be conducted in Tokyo under the then current Rules of Arbitration of the International Chamber of Commerce in Japanese, with iterative translations into English. If the arbitration is to be held in the United States it will be conducted in Hillsboro, Oregon under the then current Rules of Arbitration of the International Chamber of Commerce in English, with iterative translations into Japanese.

          16.3.4 ARBITRATORS. The arbitration will be conducted by three (3) arbitrators. No person with a beneficial interest in the dispute under arbitration may be an arbitrator. Such 3 arbitrators shall be (a) an arbitrator selected and appointed by Epson, (b) an arbitrator selected and appointed by Lattice and (c) an arbitrator selected and appointed by the arbitrators of Epson and Lattice.

          16.3.5 BINDING EFFECT. The decision or award rendered or made in connection with such arbitration will be binding upon the parties and judgment thereon may be entered in any court having jurisdiction and/or application may be made to such court for enforcement of such decision or award. However, the arbitrators will not have the authority to create any licenses. They will only be permitted to enforce licenses which the parties have otherwise agreed to in the Agreement or the Existing Agreements.

          16.3.6 EXPENSES. The expenses of the arbitrators will be shared equally by the parties; each party will otherwise be responsible for the costs and attorneys' fees incurred by it; provided, however, if the arbitrators appointed in Article 16.3.4 find that the position of the non-prevailing party or parties in such arbitration was without substantial justification or was frivolous, in which event the arbitrators may assess all of the costs and expenses together with reasonable attorney's fees against the non-prevailing party or parties.

     16.4 CONSEQUENTIAL DAMAGES. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES (INCLUDING LOST PROFITS) WHETHER BASED ON

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

WARRANTY, CONTRACT, TORT OR ANY OTHER LEGAL THEORY REGARDLESS OF WHETHER SUCH PARTY HAD ACTUAL OR CONSTRUCTIVE NOTICE OF SUCH DAMAGES; PROVIDED, HOWEVER, THIS LIMITATION WILL NOT APPLY IF DAMAGES OCCUR AS A RESULT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF EITHER PARTY IN THE PERFORMANCE OF THEIR RESPONSIBILITIES UNDER THIS AGREEMENT.

     16.5 ASSIGNMENT. Neither party will assign, transfer or otherwise dispose of APP Agreement in whole or in part without the prior consent of other party in writing, and such consent will not be unreasonably withheld; provided that, in case of Lattice, APP Agreement may be assigned to any successor entity, whether by merger, consolidation, acquisition of all or substantially all of the assets of Lattice. Upon the completion of such assignment, Lattice shall promptly provide a written notice to, Epson.

     16.6 PUBLIC ANNOUNCEMENTS. Neither party will publicly announce the execution or existence of APP Agreement or disclose the terms and conditions of APP Agreement without first submitting the text of such announcement to the other party and receiving the approval of the other party of such text, which approval, unless public disclosure is required by a court or a government agency or by applicable law, may be withheld for any reason. However, Lattice may disclose the existence and the terms of APP Agreement in any document legitimately required to be filed with the Securities and Exchange Commission (and may file a copy of the APP Agreement required legitimately with such filing) or in accordance with the generally accepted accounting procedures under the rules of the Securities and Exchange Commission or National Association of Securities Dealers Automated Quotations.

     16.7 NOTICE AND COMMUNICATION. Any notices required or permitted to be given hereunder will be in English and be sent by (i) registered airmail or
(ii) cable, facsimile or telex to be confirmed by registered airmail, addressed to:

     to Epson:      281 Fujimi, Fujimi-machi,
                    Suwa-gun, Naganoken 399-02, Japan
                    Attn:  Saburo Kusama
                    Managing Director,
                    Co-Chief Operation Officer and
                    General Manager of the
                    Semiconductor Operations Division
                    Tel:  81-266-61-1211
                    Fax:  81-266-61-1270

     to S MOS:      2460 North First Street
                    San Jose, California 95131-1002, U.S.A.
                    Attn: Dan Hauer, President
                    Tel:  1-408-922-0200
                    Fax:  1-408-922-0238

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

     to Lattice:    5555 Northeast Moore Ct.
                    Hillsboro, Oregon 97124-6421, U.S.A.
                    Attn:  Cyrus Tsui
                    President and Chief Executive Officer
                    Tel:  1-503-681-0118
                    Fax:  1-503-681-3077

Any such notice will be deemed given at the time of its receipt by the addressee.

     16.8 RELATIONSHIP OF THE PARTIES. Epson and Lattice are independent contractors and neither of them will be nor represent themselves to be the legal agent, partner or employee of the other party for any purpose. Neither party will have the authority to make any warranty or representation on behalf of the other party nor to execute any contract or otherwise assume any obligation or responsibility in the name of or on behalf of the other party, except to the extent as specifically authorized in writing by the other party. In addition, neither party will be bound by, nor liable to, any third person for any act or any obligation or debt incurred by the other party, except to the extent specifically agreed to in writing by the parties.

     16.9 WAIVER AND AMENDMENT. Failure by either party, at any time, to require performance by the other party or to claim a breach of any provision of APP Agreement will not be construed as a waiver of any right accruing under APP Agreement, nor will it affect subsequent breach or the effectiveness of APP Agreement or any part hereof, or prejudice either party with respect to any subsequent action. A waiver of any right accruing to either party pursuant to APP Agreement will not be effective unless given in writing.

    16.10 SEVERABILITY. In the event that any provision of APP Agreement will be unlawful or otherwise unenforceable, such provision will be severed, and the entire agreement will not fail on account thereof, the balance continuing in full force and effect, and the parties will endeavor to replace the severed provision with a similar provision that is not unlawful or otherwise unenforceable.

    16.11 RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided herein will be cumulative and not exclusive of any other rights or remedies provided by law or otherwise.

    16.12 HEADINGS. The Article headings in APP Agreement are for convenience only and will not be considered a part of, or affect the interpretation of, any provision of APP Agreement.

    16.13 GOVERNING LANGUAGE. This Agreement and all communications pursuant to it will be in the English language. If

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

there is any conflict between the English version and any translated version of APP Agreement, the English version will govern.

    16.14 FORCE MAJEURE. Except as otherwise expressly provided for herein, no party will be liable in any manner for failure or delay in fulfillment of all or part of APP Agreement directly or indirectly owing to any causes or circumstances beyond its control, including, but not limited to, acts of God, governmental order or restrictions, war, war-like conditions, hostilities, sanctions, revolution, riot, looting, strike, lockout, plague or other epidemics, fire and flood.

    16.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof will be deemed to be an original instrument, but all such counterparts will together constitute but one Agreement.

    16.16 INTEGRATION. This Agreement sets forth the entire agreement and understanding between the parties as to its subject matter and supersedes all prior agreements, understandings and memoranda between the parties, except for the Existing Agreements. No amendments or supplements to APP Agreement will be effective for any purpose except by a written agreement signed by the parties.

    16.17 GOVERNMENT APPROVALS; EXPORT CONTROL LAWS. Epson will file all reports and notifications that may be required to be filed with any agency of the Government of Japan in order to allow the performance of APP Agreement according to its terms. Lattice will file all reports and notifications that may be required to be filed with any agency of the Government of U.S.A. in order to allow the performance of APP Agreement according to its terms. Neither party will transmit indirectly or directly any Products or technical information contained in the Confidential Information except in accordance with applicable Japanese and American export control laws, regulations and procedures.

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

     IN WITNESS WHEREOF, the parties have signed APP Agreement as of the date first above written.


SEIKO EPSON CORPORATION            LATTICE SEMICONDUCTOR CORPORATION


By:    /s/ SABURO KUSAMA           By:    /s/ CYRUS TSUI
     -------------------------          -------------------------

Name:  Saburo Kusama               Name:  Cyrus Tsui

Title:    Managing Director,       Title:  President and CEO
          Co-Chief Operating
          Officer and General
          Manager of Semi-
          conductor Operations
          Division


S MOS SYSTEMS, INC.

By:    /s/ DAN HAUER
     -------------------------

Name:  Dan Hauer

Title:  President

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

                                    EXHIBIT A

                               EXISTING AGREEMENTS



                             MANUFACTURING AGREEMENT

                                     BETWEEN

                        LATTICE SEMICONDUCTOR CORPORATION

                                       AND

                           S-MOS SYSTEMS, INCORPORATED

                                  As Amended on

                                 April 10, 1991

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

                                    EXHIBIT B

                                   "PRODUCTS"


    TYPE                      PROCESS TECHNOLOGY
    ----                      ------------------
UM5A                          Transistor Feature Size = 0.65 um
                              Basical Design Rule = 0.80 um
                              5V operation

UM5C                          Transistor Feature Size = 0.65 um
                              Basical Design Rule = 0.72 um
                              5V operation

UM6C                          Transistor Feature Size = 0.5 um
(with UM5 metal module)       Basical Design Rule = 0.72 um
                              3V operation

UM6C                          Transistor Feature Size = 0.5 um
(with "New" metal module)     Basical Design Rule = 0.6 um
                              3V operation, New Metal Module

UM6F                          Transistor Feature Size = 0.6 um
                              Basical Design Rule = 0.6 um
                              5V operation, New Metal Module

UM6CZ                         Transistor Feature Size = 0.5 um
                              Basical Design Rule = 0.6 um
                              3V operation, New Metal Module

     + In addition to Products above, their derivatives are also included in the Products.

     + New Metal Module means metalization process technology using Organic SOG for IMD and BPSG for ILD.

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

                                    EXHIBIT C

                          "SUPPLY/PURCHASE COMMITMENT"


WAFER VOLUME PER MONTH

Jun. 94-Sep. 94 Oct. 94-Mar. 95 Apr. 95-Mar. 96 Apr. 96-Mar. 97 Apr. 97-Mar. 98
    [ * ]            [ * ]            [ * ]           [ * ]           [ * ]



     + The committed investment capacity of [ * ] wafers per month shall be divided between Sakata and Fujimi in a mutually agreeable manner by both parties, providing that the process control capabilities and defect densities are the same within practical limits at the two facilities.

     +    This table is based on wafer start date.

     + Supply/Purchase Commitment will expire when a total of 72,000 Facility Wafers has been fulfilled as described in Article 6.1 and 7.1 (in any case, excluding Free Wafers and Engineering Wafers). Once 72,000 of Facility Wafers have been supplied and purchased before March 1998, the above table will not be applied to the parties after that time. But in the case that a total of the Facility Wafers supplied and purchased does not reach 72,000 on March, 1998, Supply/Purchase Commitment will continue until 72,000 of the Facility Wafers have been fully supplied and purchased.

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

                                    EXHIBIT D

                         "PROJECTED COMPLETION SCHEDULE"



+    Construction Schedule of new or additional Facilities at Sakata and Fujimi.


                          Item                               Sakata and Fujimi
- -------------------------------------------------------      -----------------
1.   Agreement (signing up)                                  July 5, 1994
2.   Utility Construction                    Finish          Jan. 1995
3.   Equipment Installation and Connection   Finish          Apr. 1995
4.   Equipment Characterization and
     Qualification                           Finish          Jun. 1995
5.   Products Production
          1st 500WFs                         Start           Jul. 1995
          1st 500WFs                         Shipment        Sep. 1995
          1st 1000WFs                        Shipment        Oct. 1995
          1st 1500WFs                        Shipment        Nov. 1995
          1st 2000WFs                        Shipment        Dec. 1995

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

                                    EXHIBIT E

                               "APP CREDIT METHOD"



1. Lattice will pay each amount of the Advance Payment in U.S. dollars to Epson in the manner specified in Article 4.3. All parties will have the balance book for this Advance Payment on U.S. dollar basis

2. The aggregate Yen value of the Products shipped from S MOS to Lattice in each month will be converted into the equivalent amount of dollar by applying the exchange rates defined in item 3. And this value will be rounded to three decimal places.

3. For the calculation of item 2, the parties agree to use the closing price of prime foreign exchange rate at Tokyo Market on the final business day of the previous month. This exchange rate is specified in the Japanese newspaper "NIHON KEIZAI SHIMBUN". Epson shall inform Lattice and S MOS of this exchange rate and send a copy of the newspaper within two weeks from the first day of each month.

4. The Dollar amount determined in item 2 above will be used to offset and reduce the Advance Payment on the monthly basis. S MOS shall provide Lattice and Epson with a monthly report of all Products shipped to Lattice during the proceeding month in the manner specified in Article 5.3. This report will be signed by responsible personnel of Epson, S MOS and Lattice after review and acceptance.

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

                                    EXHIBIT F

                                "SUPPLY SCHEDULE"



Start of [ * ] wafer fabrication Jun. 1994; ship in Aug. 1994

Start of [ * ] wafer fabrication Oct. 1994; ship in Dec. 1994

Start of [ * ] wafer fabrication Apr. 1995; ship in Jun. 1995

Start of first [ * ] wafer fabrication Apr. 1996; ship in Jun. 1996

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

                                    EXHIBIT G

                                     "PRICE"

1.   For Facility Wafers covered by the Supply Commitment
     (The below price after Jul. 95 shall be applied to the wafers from the new or additional Facility.)

                          Jul. 94   Oct. 94   Jan. 95   Apr. 95   Jul. 95   Jan. 96   Jul. 96   Jan. 97   Jul. 97
                         - Sep. 94 - Dec. 94 - Mar. 95 - Jun. 95 - Dec. 95 - Jun. 96 - Dec. 96 - Jun. 97 - Dec. 97
- -------------------------------------------------------------------------------------------------------------------
Sakata    Average Price                                          [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
          UM5 A/C        [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
          UM6 C +1       [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
          UM6 C +2       [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
          UM6 F          [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
          UM6 C Z        [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]

Fujimi    Average Price                                          [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
          UM5 A/C        [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
          UM6 C +1       [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
          UM6 C +2       [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
          UM6 F          [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
          UM6 C Z        [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]

     +    1 with UM5 metal module
     +    2 with "New" metal module

2. For Facility Wafers beyond the Supply Commitment (Existing and New or Additional Facility)


                          Jul. 94   Oct. 94   Jan. 95   Apr. 95   Jul. 95   Jan. 96   Jul. 96   Jan. 97   Jul. 97
                         - Sep. 94 - Dec. 94 - Mar. 95 - Jun. 95 - Dec. 95 - Jun. 96 - Dec. 96 - Jun. 97 - Dec. 97
- -------------------------------------------------------------------------------------------------------------------
Sakata    Average Price                                          [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
          UM5 A/C        [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
          UM6 C +1       [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
          UM6 C +2       [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
          UM6 F          [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
          UM6 C Z        [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
Fujimi    Average Price                                          [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
          UM5 A/C        [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
          UM6 C +1       [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
          UM6 C +2       [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
          UM6 F          [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]
          UM6 C Z        [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]

     +    1 with UM5 metal module
     +    2 with "New" metal module

* Omitted and filed separately with the SEC pursuant to a confidential treatment request.

3.   For Facility Wafers covered by the Supply Commitment
     (The below price shall be only used if New Facility construction is delayed.)


                          Jul. 94   Oct. 94   Jan. 95   Apr. 95   Jul. 95   Jan. 96   Jul. 96   Jan. 97   Jul. 97
                         - Sep. 94 - Dec. 94 - Mar. 95 - Jun. 95 - Dec. 95 - Jun. 96 - Dec. 96 - Jun. 97 - Dec. 97
- -------------------------------------------------------------------------------------------------------------------
Fujimi    UM5 A/C        [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]     [ * ]

     + The time scale of the tables in this Exhibit G is based on order placement date.
     +    The prices of the above tables are the resale prices from S MOS.
     + All prices in the above table are production prices and those are applied for all sub-micron wafers Epson will supply to Lattice through S MOS. Engineering wafer prices are [ * ] times of production prices and they are applied to the engineering wafers quantities greater than [ * ] per year.
     + All prices in "Jan. 97-Jun. 97" and "Jul. 97-Dec. 97" are TBD and will be agreed by Dec. 1995.
     + Epson shall make efforts to guarantee the same yield of the Facility Wafers beyond the Supply Commitment as those covered by Supply Commitment in the equal process. Target defect densities are equal or below [ * ] and mutual activity plans for the defect densities improvement shall be agreed later between Lattice and Epson.

                                       -2-